EXHIBIT 1
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                                  ABC-NACO INC.

                             AUDIT COMMITTEE CHARTER


STATEMENT  OF  POLICY:

The Charter of the Audit Committee shall be to oversee that management has established and maintains:

- The reliability and integrity of the financial information which will be provided to the shareholders and others.

- A system of internal control for finance and accounting providing an open avenue of communication between management, the internal auditors, the independent accountants, and the Board of Directors.

- A process assuring compliance by the Company with all applicable laws, regulations and Company policy.

ORGANIZATION:

The  Audit  Committee  is  a  Committee  of  the  Board  of  Directors.

The Audit Committee shall be composed of three or more Directors who are independent of the management of the corporation and are free of any relationship that would interfere with the exercise of his or her independent judgement as a Committee member.

All members shall have a working familiarity with basic finance and accounting practice and at least one member shall have accounting or related financial management expertise.

The  Committee  shall  meet  at  least  four  times  annually.

The Committee shall also meet at least once annually with management, the Director of Internal Audit, the Vice President of Information Technology, and the independent accountants in separate executive sessions.

RESPONSIBILITIES  AND  DUTIES:

The  Audit  Committee  is  expected  to:

-     Documents  and  Reports

1.     Review  and  update  the Charter at least annually as conditions dictate.

2. Review the Company's annual financial statements, and other related public financial disclosures such as the 10-Q and 10-K, with the independent accountants prior to the earnings release.

3. In consultation with the independent accountants and internal auditors, consider and approve, if warranted, recommended changes in the Corporation's accounting practices and reporting.

4. Review the Company's annual budget to include the capital expenditure plan.

-     Independent  Accountants

The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

5. Recommend to the Board of Directors the selection of the independent accountants and approve the annual audit fees to be paid to the independent accountants.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants without the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

8. Confirm and assure the independence of the independent accountants. Review the nature of all services and related fees provided by the independent accountants.

-     Process  Improvement  and  Risk  Assessment

9. Consider and review with management, the independent accountants and the Director of Internal Auditing:

     The effectiveness of or weaknesses in the Company's internal controls, including computerized information systems controls and security, the overall control environment and accounting and financial controls.

Any significant findings and recommendations of the independent accountants and internal auditors, together with management's responses thereto, including the timetable for implementation of recommendations to correct internal control weaknesses.

Review with the Director of Internal Auditing and the independent accountants the coordination of the audit effort to assure completeness of coverage of key business controls and risks areas, reduction of redundant efforts, and the effective use of audit resources.

-     Ethical  and  Legal  Compliance

10. Participate in the establishment of a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

11. Review with the Company's legal counsel legal compliance matters including corporate securities trading policies.

12. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee, with full Board approval, shall be empowered to retain independent counsel, accountants, or others to assist it in any investigation.

13. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

14. Minutes of all meetings of the Audit Committee shall be submitted to the Board of Directors of the Company.